                                                                   EXHIBIT 99.C2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We hereby consent to the use in the Prospectus constituting part of this
Post Effective Amendment No. 17 to the registration statement on Form S-6 of our report dated November 20, 2006 relating to the September 30, 2006 financial statements and financial highlights appearing in the September 30, 2006 Annual
Report to Unitholders of SPDR Trust, Series 1, which appears in such Prospectus.
We also consent to the reference to us under the heading "Independent Registered
Public Accounting Firm" in such Prospectus.

PricewaterhouseCoopers LLP
Boston, Massachusetts

January 24, 2007